EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Digital River, Inc. of our report dated February 29, 2008, with respect to the consolidated financial statements of Digital River, Inc., included in the 2007 Annual Report to Stockholders of Digital River, Inc.

Our audits also included the financial statement schedule of Digital River, Inc. listed in Item 15(a)(2). This schedule is the responsibility of Digital River, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 29, 2008, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-81626, 333-85996, 333-118519, 333-120602, 333-122068, and 333-131433) of Digital River, Inc.,

(2) Registration Statement (Form S-4 No. 333-122069) of Digital River, Inc. and in the related prospectus, and

(3) Registration Statement (Form S-8 No. 333-67085, 333-79269, 333-36680, 333-47026, 333-53332, 333-69036, 333-101759, 333-105864, and 333-130626) pertaining to Digital River, Inc.;

of our report dated February 29, 2008, with respect to the consolidated financial statements of Digital River, Inc. incorporated herein by reference, our report dated February 29, 2008, with respect to the effectiveness of internal control over financial reporting of Digital River, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Digital River, Inc. included in this Annual Report (Form 10-K) of Digital River, Inc. for the year ended December 31, 2007.

/s/  Ernst & Young LLP

Minneapolis, Minnesota
February 29, 2008